CERTIFICATE OF
                        STREAMEDIA COMMUNICATIONS, INC.,
                  AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE


         Streamedia Communications, Inc., ("the Registrant") hereby certifies to the Securities and Exchange Commission that on December 22, 1999:

         (i) The registrant has instructed its bank to wire transfer to the Securities and Exchange Commission the requisite filing fee of $1,418.22 in connection with its Registration Statement filed pursuant to Rule 462(b) filed on December 22, 1999;

         (ii)      The Registrant will not revoke such instructions;

         (iii) The Registrant has sufficient funds in the account in which the wire transfer will originate to cover the amount of the filing fee.

     The Registrant hereby undertakes to confirm on December 22, 1999, that its bank has received such instructions.


                                            Streamedia Communications, Inc.,


                                            By:     James Rupp____________
                                            Name:   James Rupp___________
                                            Title:  President and CEO_____